BYLAWS

                                       OF

                              WACHOVIA CORPORATION























                                             AMENDED AND RESTATED JULY 25, 1997



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                           TABLE OF CONTENTS TO BYLAWS

                                       OF

                              WACHOVIA CORPORATION

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                                                                                                               Page

         ARTICLE 1
MEETINGS OF SHAREHOLDERS........................................................................................  1
                  Section 1.1.  Place of Meeting................................................................  1
                  Section 1.2.  Annual Meeting..................................................................  1
                  Section 1.3.  Substitute Annual Meeting.......................................................  1
                  Section 1.4.  Special Meetings................................................................  1
                  Section 1.5.  Notice of Meetings..............................................................  1
                  Section 1.6.  Quorum..........................................................................  2
                  Section 1.7.  Shareholders' List..............................................................  2
                  Section 1.8.  Voting of Shares................................................................  2
                  Section 1.9.  Conduct of Meeting and Order of Business........................................  2

         ARTICLE 2
BOARD OF DIRECTORS..............................................................................................  3
                  Section 2.1.  General Powers..................................................................  3
                  Section 2.2.  Number, Term, Qualification and Nomination......................................  3
                  Section 2.3.  Removal.........................................................................  4
                  Section 2.4.  Vacancies.......................................................................  4
                  Section 2.5.  Compensation....................................................................  4
                  Section 2.6.  Chairman of the Board of Directors..............................................  5
                  Section 2.7.  Vice Chairmen...................................................................  5
                  Section 2.8.  Directors Emeritus..............................................................  5

         ARTICLE 3
MEETINGS OF DIRECTORS...........................................................................................  5
                  Section 3.1.  Regular Meetings................................................................  5
                  Section 3.2.  Special Meetings................................................................  5
                  Section 3.3.  Notice of Meetings..............................................................  5
                  Section 3.4.  Quorum..........................................................................  6
                  Section 3.5.  Manner of Acting................................................................  6
                  Section 3.6.  Presumption of Assent...........................................................  6
                  Section 3.7.  Action Without Meeting..........................................................  6
                  Section 3.8.  Meeting by Communications Device................................................  6

         ARTICLE 4
COMMITTEES......................................................................................................  7
                  Section 4.1.  Election and Powers.............................................................  7
                  Section 4.2.  Removal; Vacancies..............................................................  7
                  Section 4.3.  Meetings........................................................................  7
                  Section 4.4.  Minutes.........................................................................  8
                  Section 4.5.  Standing Committees.............................................................  8
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         ARTICLE 5
OFFICERS........................................................................................................  8
                  Section 5.1.  Titles..........................................................................  8
                  Section 5.2.  Election; Appointment...........................................................  8
                  Section 5.3.  Removal.........................................................................  8
                  Section 5.4.  Vacancies.......................................................................  8
                  Section 5.5.  Compensation....................................................................  8
                  Section 5.6.  Chief Executive Officer.........................................................  9
                  Section 5.7.  President.......................................................................  9
                  Section 5.8.  Vice Presidents.................................................................. 9
                  Section 5.9.  Secretary........................................................................ 9
                  Section 5.10. Assistant Secretaries........................................................... 10
                  Section 5.11. Voting Upon Stocks.............................................................. 10

         ARTICLE 6
CAPITAL STOCK................................................................................................... 10
                  Section 6.1.  Certificates.................................................................... 10
                  Section 6.2.  Transfer of Shares.............................................................. 10
                  Section 6.3.  Transfer Agent and Registrar.................................................... 10
                  Section 6.4.  Regulations..................................................................... 10
                  Section 6.5.  Fixing Record Date.............................................................. 11
                  Section 6.6.  Lost Certificates............................................................... 11

         ARTICLE 7
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES............................................................ 11
                  Section 7.1.  Indemnification Provisions...................................................... 11
                  Section 7.2.  Definitions..................................................................... 12
                  Section 7.3.  Settlements..................................................................... 12
                  Section 7.4.  Litigation Expense Advances..................................................... 12
                  Section 7.5.  Approval of Indemnification Payments............................................ 13
                  Section 7.6.  Suits by Claimant............................................................... 13
                  Section 7.7.  Consideration; Personal Representatives and Other Remedies...................... 14
                  Section 7.8.  Scope of Indemnification Rights................................................. 14

         ARTICLE 8
GENERAL PROVISIONS.............................................................................................. 14
                  Section 8.1.  Dividends and other Distributions............................................... 14
                  Section 8.2.  Seal............................................................................ 14
                  Section 8.3.  Waiver of Notice................................................................ 14
                  Section 8.4.  Checks.......................................................................... 14
                  Section 8.5.  Fiscal Year..................................................................... 14
                  Section 8.6.  Amendments...................................................................... 14
                  Section 8.7.  Applicability of Antitakeover Statutes.......................................... 15


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                                     BYLAWS

                                       OF

                              WACHOVIA CORPORATION



                                    ARTICLE 1

                            MEETINGS OF SHAREHOLDERS

                  Section 1.1. Place of Meeting. Meetings of shareholders shall be held at the principal offices of the corporation in Winston-Salem, North Carolina or Atlanta, Georgia, or at such other place as shall be fixed by the board of directors or the chief executive officer and designated in the notice of the meeting.

                  Section 1.2. Annual Meeting. The annual meeting of shareholders shall be held at 10:30 a.m. on the fourth Friday in April of each year, if not a legal holiday, but if a legal holiday, then on the preceding business day which is not a legal holiday, or at such other hour and date as the board of directors, the chief executive officer or secretary may designate, for the purpose of electing directors of the corporation and the transaction of such other business as may be properly brought before the meeting.

                  Section 1.3. Substitute Annual Meeting. If the annual meeting is not held on the day designated or provided for in these bylaws, a substitute annual meeting may be called in accordance with Section 1.4. A meeting so called shall be designated and treated for all purposes as the annual meeting.

                  Section 1.4. Special Meetings. Special meetings of the shareholders may be called at any time by the chief executive officer or the board of directors.

                  Section 1.5. Notice of Meetings. At least 10 and no more than 60 days prior to any annual or special meeting of shareholders, the corporation shall notify shareholders of the date, time and place of the meeting and, in the case of a special or substitute annual meeting or where otherwise required by law, shall briefly describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting. Unless otherwise required by law or by the articles of incorporation (including, but not limited to, in the event of a meeting to consider the adoption of a plan of merger or share exchange, a sale of assets other than in the ordinary course of business or a voluntary dissolution), the corporation shall be required to give notice only to shareholders entitled to vote at the meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Section 6.5 hereof, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. It shall be the primary responsibility of the secretary to give the notice, but notice may be given by or at the direction of the chief executive officer or other person or persons calling the meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.


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                  Section 1.6. Quorum. A majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum for that voting group for any action on that matter, unless the articles of incorporation provide otherwise or other quorum requirements are fixed by law, including by a court of competent jurisdiction acting pursuant to Section 55-7-03 of the General Statutes of North Carolina. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Action may be taken by a voting group at any meeting at which a quorum of that voting group is represented, regardless of whether action is taken at that meeting by any other voting group. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time, subject to
Section 6.5, by a vote of the majority of the shares voting on the motion to adjourn.

                  Section 1.7. Shareholders' List. After a record date is fixed for a meeting, the secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders' meeting. Such list shall be arranged by voting group (and within each voting group by class or series of shares) and shall show the address of and number of shares held by each shareholder. The shareholders' list shall be made available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at such other place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

                  Section 1.8. Voting of Shares. Except as otherwise provided by the articles of incorporation or by law, each outstanding share of voting capital stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Unless otherwise provided in the articles of incorporation, cumulative voting for directors shall not be allowed. Action on a matter by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or by the articles of incorporation. Absent special circumstances, the shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, except that this provision shall not limit the power of the corporation to vote shares held by it in a fiduciary capacity.

                  Section 1.9. Conduct of Meeting and Order of Business. The chairman of the board of directors or the chief executive officer shall act as chairman at all meetings of shareholders and the secretary of the corporation or, in the secretary's absence, an assistant secretary, shall act as secretary at all meetings of shareholders. The chairman shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting.

                  Business to be conducted at meetings of shareholders shall be limited to that properly submitted to the meeting either by or at the direction of the board of directors or by any holder of voting securities of the corporation who shall be entitled to vote at such meeting and who complies with the

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notice requirements of applicable law or as otherwise set forth in the articles of incorporation or the bylaws of the corporation. If the chairman of the meeting shall determine that any business was not properly submitted, the chairman shall declare to the meeting that such business was not properly submitted and would not be transacted at that meeting.



                                    ARTICLE 2

                               BOARD OF DIRECTORS

                  Section 2.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

                  Section 2.2. Number, Term, Qualification and Nomination. The number of directors constituting the board of directors shall be not less than nine nor more than 25 as may be fixed by resolution duly adopted by the board of directors prior to the annual meeting at which such directors are to be elected or by the shareholders, but in the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the corporation until the next annual meeting of shareholders.

                  The board of directors shall be divided into three classes as equal in number as may be feasible, with the term of office of one class expiring each year. The members of the initial board of directors shall be divided into three classes as hereinafter provided, with directors of the first class to hold office for a term expiring at the first annual meeting of shareholders, directors of the second class to hold office for a term expiring at the second annual meeting of shareholders and directors of the third class to hold office for a term expiring at the third annual meeting of shareholders. At each annual meeting of shareholders, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting. In case of any vacancies, by reason of an increase in the number of directors or otherwise, each additional director may be elected by the board of directors to hold office until the end of the term he is elected to fill and until his successor shall have been elected and qualified in the class to which such director is assigned and for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, so as to make all classes as equal in number as may be feasible. No decrease in the number of directors shall shorten the term of any incumbent director.

                  No person shall be elected a director nor shall continue to serve an unexpired term as a director past the annual meeting of the corporation if such person has, as of the date of the annual meeting, reached the age of 67 years. No person shall be elected as a director who has retired from active participation in the person's principal business or from the active practice of the person's principal profession; however, a director who retires from active participation in his or her principal business or profession during the course of an unexpired term as director may complete such unexpired term subject to the above age 67 limitation. Notwithstanding the foregoing, a person who has served for five or more years as chief executive officer of the corporation may complete, after retirement as an employee of the corporation, an unexpired term and may be elected and serve thereafter as a director, provided,

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however, that such person's service as a director shall not extend beyond the annual meeting of the corporation immediately following the date on which he or she reaches 66 years of age. Each director nominee must be the owner in his or her own right of shares of stock of the corporation having an aggregate par value of not less than $1,000. Other qualifications which shall be considered in the selection of director nominees are the extent of experience in business, finance or management; the extent of knowledge in regional, national or international business and finance; and the overall capacity to advise and govern the corporation in fulfilling its mission and meeting its responsibilities to shareholders, customers, employees and the public.

                  Nominations for election as a director by the board of directors in connection with any annual meeting or substitute annual meeting of shareholders shall include the chief executive officer and the chairman if the chief executive officer is not the chairman and if such person is not then a director or if his term as a director will expire at such meeting. Nominations for election as a director by a holder of any outstanding class of shares of the corporation entitled to vote for the election of directors shall specify the class of directors to which each person is nominated, be made in writing and be delivered or mailed to the chief executive officer of the corporation not less than 14 days or more than 50 days prior to any meeting of shareholders called for the election of directors; provided, if less than 21 days' notice of the meeting is given to shareholders, such notification of nomination shall be mailed or delivered to the chief executive officer of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name, age and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares owned by the notifying shareholder; and
(f) a biographical profile of the proposed nominee with a statement of his or her qualifications. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions the voting inspectors or tabulators may disregard all votes cast for each such nominee.

                  Section 2.3. Removal. Any director may be removed from office as a director, but only for cause, by the affirmative vote at a meeting called as provided herein for that purpose, of at least 66- 2/3% in interest of the holders of voting stock of the corporation issued and outstanding, including a majority in interest of the holders of issued and outstanding voting stock of the corporation held by persons other than any person who is an "Interested Shareholder" as defined in paragraph (3) of Article X.D of the corporation's articles of incorporation; provided, the notice of the shareholders' meeting at which such action is to be taken states that a purpose of the meeting is removal of the director, and the number of votes cast to remove the director exceeds the number of votes cast not to remove him.

                  Section 2.4. Vacancies. Except as otherwise provided in the articles of incorporation or these bylaws, a vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors or by the sole director remaining in office. The shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                  Section 2.5. Compensation. The directors shall have authority to vote themselves reasonable compensation for their services as directors. The directors may provide for their own indemnification and for the indemnification of others, in accordance with these bylaws or as otherwise

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authorized by law, and the directors may authorize the purchase of insurance in connection therewith. Any director may serve the corporation in any other capacity and receive compensation therefor.

                  Section 2.6. Chairman of the Board of Directors. The board of directors shall elect a chairman who shall preside at all meetings of the board of directors. The chairman of the board may but need not be an officer or employee of the corporation. If not elected chief executive officer, the chairman shall have such other authority and shall perform such other duties as may from time to time be conferred upon him herein or by the directors or by the chief executive officer, and in the event of the disability or death of the chief executive officer or president, he shall perform the duties of the chief executive officer or president unless and until a new chief executive officer or president is elected by the directors.

                  Section 2.7. Vice Chairmen. The board of directors may elect one or more vice chairmen who shall have such authority and shall perform such duties as may from time to time be conferred upon them by the directors or by the chief executive officer. A vice chairman may but need not be an officer or employee of the bank.

                  Section 2.8. Directors Emeritus. Upon retiring from the board of directors, a director may be elected a director emeritus by the board of directors. A director emeritus shall not have the right to vote and shall not be charged with the responsibilities or be subject to the liabilities of directors. A director emeritus may attend meetings of the board only upon invitation of the directors.



                                    ARTICLE 3

                              MEETINGS OF DIRECTORS

                  Section 3.1. Regular Meetings. Regular meetings of the board of directors shall be held on the fourth Friday of January, April, July and October of each year at the principal offices of the corporation in Winston-Salem, North Carolina or Atlanta, Georgia, unless the board of directors fixes some other place or time for the holding of such meetings. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on such other date as is designated in a notice of the meeting.

                  If possible, the directors, including directors-elect, shall meet following each annual meeting of shareholders for the purpose of organizing the board and electing officers for the succeeding year; provided, in any event the new board shall be organized and officers elected no later than at the next regular meeting of the directors.

                  Section 3.2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chief executive officer or any three directors. Such meetings may be held at the time and place designated in the notice of the meeting.

                  Section 3.3. Notice of Meetings. Unless the articles of incorporation provide otherwise, regular meetings of the board of directors held on a date specified in or pursuant to the first sentence of Section 3.1 may be held without notice of the date, time, place or purpose of the meeting. The secretary giving notice of a regular meeting to be held on a date other than a date specified in or pursuant to the first sentence of Section 3.1, and the secretary or other person calling a special meeting,

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shall give notice by any usual means of communication to be sent at least 24 hours before the meeting if notice is sent by means of telephone, telecopy or personal delivery and at least five days before the meeting if notice is sent by mail.

                  Section 3.4. Quorum. Except as otherwise provided in the articles of incorporation, a majority of the directors in office shall constitute a quorum for the transaction of business at a meeting of the board of directors, provided a majority of the directors present are not also officers of the corporation. Less than a quorum may adjourn any meeting from time to time, and the meeting as adjourned may be held without further notice. In the event of the death, disability or other absence of directors due to war or other catastrophe, reducing the number of directors able to attend a meeting to less than that required for a quorum, a majority of the remaining directors shall constitute a quorum.

                  Section 3.5. Manner of Acting. Except as otherwise provided in the articles of incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

                  Section 3.6. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is deemed to have assented to the action taken unless he or she objects at the beginning of the meeting (or promptly upon arrival) to holding, or transacting business at, the meeting, or unless his or her dissent or abstention is entered in the minutes of the meeting or unless he or she shall file written notice of his or her dissent or abstention to such action with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not apply to a director who voted in favor of such action.

                  Section 3.7. Action Without Meeting. Unless otherwise provided in the articles of incorporation, action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken without a meeting is effective when the last director signs the consent, unless the consent specifies a different effective date.

                  Section 3.8. Meeting by Communications Device. Unless otherwise provided in the articles of incorporation, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.



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                                    ARTICLE 4

                                   COMMITTEES

                  Section 4.1. Election and Powers. Unless otherwise provided by the articles of incorporation, a majority of the board of directors may create one or more committees and appoint two or more directors to serve at the pleasure of the board on each such committee. To the extent specified by the board of directors or in the articles of incorporation or the bylaws, each committee shall have and may exercise the powers of the board in the management of the business and affairs of the corporation, except that no committee shall have authority to do the following:

         (a)      Authorize distributions.

         (b) Approve or propose to shareholders action required to be approved by shareholders.

         (c) Fill vacancies on the board of directors or on any of its committees.

         (d)      Amend the articles of incorporation.

         (e)      Adopt, amend or repeal the bylaws.

         (f)      Approve a plan of merger not requiring shareholder approval.

         (g) Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors.

         (h) Authorize or approve the issuance, sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

The board of directors or the chief executive officer may establish nonboard committees composed of directors, employees or others to deal with corporate powers not required to be exercised by the board of directors.

                  Section 4.2. Removal; Vacancies. Any member of a committee may be removed at any time with or without cause, and vacancies in the membership of a committee by means of death, resignation, disqualification or removal shall be filled, by a majority of the full board of directors.

                  Section 4.3. Meetings. The provisions of Article 3 governing meetings of the board of directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to the committees of the board and its members.


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                  Section 4.4. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the board of directors at or before the next meeting of the board.

                  Section 4.5. Standing Committees. The directors shall appoint annually the chairman and members of and shall establish the charter, responsibilities and authority of the following standing committees: Audit, Compliance, Corporate Governance and Nominating, Credit, Executive, Finance, and Management Resources and Compensation. Each committee shall consist entirely of directors. No active or former officer or employee of the corporation shall serve on the Audit, Compliance, Corporate Governance and Nominating, or Management Resources and Compensation committees other than as an ex officio member of such committees.



                                    ARTICLE 5

                                    OFFICERS

                  Section 5.1. Titles. The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents and a secretary and may include one or more executive vice presidents, a treasurer, a comptroller, a general auditor, one or more assistant secretaries, one or more assistant treasurers, one or more assistant comptrollers, and such other officers as shall be deemed necessary. The officers shall have the authority and perform the duties as set forth herein or as from time to time may be prescribed by the board of directors or by the chief executive officer (to the extent that the chief executive officer is authorized by the board of directors or these bylaws to prescribe the authority and duties of officers). Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

                  Section 5.2. Election; Appointment. The officers of the corporation shall be elected from time to time by the board of directors or appointed from time to time by the chief executive officer to the extent that the chief executive officer is authorized by the board to appoint officers; provided, the chief executive officer may from time to time elect one or more assistant secretaries notwithstanding the absence of such authorization.

                  Section 5.3. Removal. Any officer may be removed by the board of directors at any time with or without cause whenever in the board's judgment the best interests of the corporation will be served, but removal shall not itself affect the officer's contract rights, if any, with the corporation.

                  Section 5.4. Vacancies. Vacancies among the officers may be filled and new offices may be created and filled by the board of directors, or by the chief executive officer to the extent authorized by the board.

                  Section 5.5. Compensation. Except as provided by Section 5.6, the compensation of the officers shall be fixed by, or under the direction of, the Management Resources and Compensation Committee or by such person or persons to whom authority to fix compensation has been delegated by the board or such committee.


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                  Section 5.6. Chief Executive Officer. The chief executive
officer of the corporation shall be elected annually by the directors and may hold either or both of the titles of chairman and president. The chief executive officer shall have overall responsibility and authority for administering the affairs of the corporation and of all its subsidiary banks and companies. The chief executive officer shall exercise all of the powers customarily exercised by a chief executive officer of any corporation by whatever name called unless expressly limited by the directors. All officers of the corporation shall report to the chief executive officer to the extent the chief executive officer may require.

                  In the interim between meetings of the directors or meetings of the Executive Committee, the chief executive officer may make appointments pro tem to any office below the level of executive vice president, either for the purpose of filling a vacancy or increasing the number of officers, such appointees pro tem to hold office until the next succeeding regular or special meeting of the directors, who may in their discretion ratify or revoke any such appointments. The compensation of all agents and employees of the corporation other than certain senior officers specified by the board shall be fixed by the chief executive officer or by senior officers or committees appointed by the chief executive officer. The chief executive officer shall have the power to execute in the name and on behalf of the corporation, or to delegate such power to others, all contracts or instruments of every character relating to real or personal property without express authority of the directors unless such authority is expressly limited by the directors.

                  It shall be the duty of the chief executive officer or an individual designated by the chief executive officer to make a report of the corporation's performance and condition to the shareholders at their annual meeting and to the directors at their regular meetings including therein such recommendations as to the policy and conduct of the business of the corporation as the chief executive officer may deem advisable. The chief executive officer shall be ex officio a member of all committees of the board.

                  Section 5.7. President. If not elected chief executive officer, the president shall have such authority and shall perform such duties as may from time to time be conferred by the directors or by the chief executive officer, and in the event of disability of the chief executive officer or chairman, shall perform the duties of the chief executive officer or chairman unless and until the Corporate Governance and Nominating Committee shall appoint an acting chief executive officer or chairman or until a new chief executive officer or chairman is elected by the directors.

                  Section 5.8. Vice Presidents. Vice presidents may be designated as senior executive vice presidents, executive vice presidents, regional vice presidents, group vice presidents, senior vice presidents, first vice presidents, vice presidents and assistant vice presidents. The board of directors, subject to the provisions of Section 5.2, annually shall elect such number of each designation as it may deem proper. Each category of vice presidents shall have such responsibilities and duties as shall be specifically assigned to them by the directors or by the chief executive officer.

                  Section 5.9. Secretary. The secretary shall act as secretary at all meetings of the shareholders and at all meetings of the directors. The secretary shall issue notices for such meetings in accordance with the requirements of the bylaws. The secretary shall have custody of the corporate seal and, upon request of an officer authorized by the board of directors to execute on behalf of the corporation an instrument relating to real or personal property, shall attest any such instrument and shall

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perform such other duties as from time to time shall be assigned by the directors or by the chief executive officer.

                  Section 5.10. Assistant Secretaries. Each assistant secretary, if such officer is elected, shall have such powers and perform such duties as may be assigned by the board of directors or the chief executive officer (notwithstanding the absence of any authorization by the board of directors to prescribe the authority and duties of officers), and the assistant secretaries shall exercise the powers of the secretary during that officer's absence or inability to act.

                  Section 5.11. Voting Upon Stocks. Unless otherwise ordered by the board of directors, the chief executive officer (or such officer as the chief executive officer shall designate) shall have full power and authority on behalf of the corporation to attend, act and vote at meetings of the shareholders of any corporation in which this corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the corporation might have possessed and exercised if present. The board of directors may by resolution from time to time confer such power and authority upon any other person or persons.



                                    ARTICLE 6

                                  CAPITAL STOCK

                  Section 6.1. Certificates. Shares of the capital stock of the corporation shall be represented by certificates. The name and address of the persons to whom shares of capital stock of the corporation are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation. Certificates for shares of the capital stock of the corporation shall be in such form not inconsistent with the articles of incorporation of the corporation as shall be approved by the board of directors. Each certificate shall be signed (either manually or by facsimile) by the chief executive officer, the chairman or the president and by the secretary or an assistant secretary. Each certificate may be sealed with the seal of the corporation or a facsimile thereof.

                  Section 6.2. Transfer of Shares. Transfer of shares shall be made on the stock transfer records of the corporation, and transfers shall be made only upon surrender of the certificate for the shares sought to be transferred by the recordholder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer or reissue shall be cancelled before new certificates for the shares shall be issued.

                  Section 6.3. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

                  Section 6.4. Regulations. The board of directors may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the corporation.


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



                  Section 6.5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors or the chief executive officer may fix in advance a date as the record date for the determination of shareholders. The record date shall be not more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed for the determination of shareholders, the record date shall be the day the notice of the meeting is mailed or the day the action requiring a determination of shareholders is taken.

                  Section 6.6. Lost Certificates. The corporation must authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of (a) an affidavit from the person explaining the loss, destruction or wrongful taking, and (b) a bond from the claimant in such sum and with such surety or other security and in such form acceptable to the corporation as the corporation may reasonably direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken. The corporation may, in its discretion, waive the affidavit and bond and authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken or authorize the chief executive officer to waive the bond and authorize issuance of a new replacement certificate.



                                    ARTICLE 7

              INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

                  Section 7.1. Indemnification Provisions. Any person who at any time serves or has served as a director, officer or employee of the corporation or of any wholly owned subsidiary or affiliate of the corporation, or in such capacity at the request of the corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary thereof (a "Claimant"), shall be indemnified and held harmless by the corporation to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a "proceeding"), seeking to hold the Claimant liable by reason of the fact that he or she is or was serving in such capacity (whether the basis of such proceeding is alleged action in such official capacity or in any other capacity while serving in such official capacity); provided, such indemnification shall not be effective with respect to
(a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy other than a directors' and officers' insurance policy maintained by the Company or
(b) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation.

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




                  Section 7.2. Definitions. As used in this Article, (a) "liabilities" shall include, without limitation, (1) payments in satisfaction of any judgment, money decree, excise tax, fine or penalty for which the Claimant had become liable in any proceeding and (2) payments in settlement of any such proceeding subject, however, to Section 7.3; (b) "litigation expenses" shall include, without limitation, (1) reasonable costs and expenses and attorneys' fees and expenses actually and necessarily incurred by the Claimant in connection with any proceeding and (2) reasonable costs and expenses and attorneys' fees and expenses in connection with the enforcement of rights to the indemnification granted hereby or by applicable law, if such enforcement is successful in whole or in part; and (c) "disinterested directors" shall mean directors who are not party to the proceeding in question.

                  Section 7.3. Settlements. The corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the corporation's written consent. The corporation will not unreasonably withhold its consent to any proposed settlement.

                  Section 7.4.  Litigation Expense Advances.

                  (a) Subject to the provisions of subsections (b) and (c) below, any litigation expenses shall be advanced to any Claimant within 60 days of receipt by the general counsel or secretary of the corporation of a demand therefor, together with an undertaking (in such form as the corporation may prescribe from time to time) by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the corporation against such expenses. The Claimant shall also forward to the general counsel or secretary a statement as to any insurance in effect of the type described in Section 7.1, together with any information which the Claimant wishes to have considered in determining whether the standards set forth below have been met. The general counsel or secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the corporation.

                  (b) In the event a demand for an advance of litigation expenses is received from a Claimant who is or was a director or the chief executive of the corporation, the general counsel or secretary shall call a meeting of a special committee (the "Special Committee"), the membership of which shall include only disinterested directors, and such Special Committee shall determine within 30 days thereafter, based upon the facts and information then available to them, whether the Claimant's activities were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation. In making such determination, the Special Committee shall consult with representatives of any insurance carrier having a directors' and officers' liability policy in effect which covers the Claimant, where such insurance has been purchased by the corporation. No such advance shall be made if a majority of the Special Committee determines that the litigation expenses have been incurred on account of activities which at the time taken by such Claimant were known or believed by him to be clearly in conflict with the best interests of the corporation. To the extent that any Claimant shall be entitled to an advance under this section, it shall be a further condition to such advance that counsel selected by a Claimant be approved by the corporation and to the extent deemed necessary by the corporation the selection of such counsel shall also be approved by the carrier of any directors' and officer's liability insurance then in effect. The corporation also reserves the right, in the instance of multiple Claimants, to require, if appropriate, the consolidation of the defense of Claimants with counsel chosen by the corporation. No such advance of any particular items of litigation expenses shall be made if a majority of the Special Committee affirmatively determines that such particular items are unreasonable and/or excessive. In any such case, the Special Committee must determine the

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



unreasonable or excessive amount, and the Company shall withhold advances of expenses only in the dollar amount so determined as excessive and/or unreasonable.

                  (c) In the discretion of the chief executive officer or the chief executive officer's designee, the Special Committee procedures set forth in Section 7.4(b) may be deemed to apply to a demand for an advance of litigation expenses received from a Claimant not referred to in the first sentence of Section 7.4(b) (including but not limited to a Claimant who is or was an officer (other than the chief executive officer) or employee of the corporation or a director, officer or employee of a subsidiary of the corporation). Alternatively, the chief executive officer or the chief executive officer's designee may cause the Special Committee procedures set forth in subsection (b) to be waived and, in lieu thereof, the chief executive officer or the chief executive officer's designee may determine whether the applicable standard of conduct required by Section 7.4(b) has been met, whether the amount of such expenses is reasonable and the amount of such expenses, if any, that are unreasonable or excessive and consequently are to be withheld.

                  Section 7.5. Approval of Indemnification Payments. Except as may be determined in an action brought pursuant to Section 7.6 below, indemnification payments by the corporation for liabilities and litigation expenses (or a termination of the undertaking required under Section 7.4 above with respect to advanced expenses) may be made only following a determination that the activities of the Claimant (if the Claimant is or was a director of the corporation) were not of the kind described in Section 7.4(b), which determination shall be made (a) by a majority of the disinterested directors (if there are at least two such directors), or (b) if there are not two such directors, or if a majority of the disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of the shareholders or (d) in accordance with any other reasonable procedures prescribed by the board of directors prior to the assertion of the claim for which indemnification is sought. The reasonableness of amounts of settlements and litigation expenses may be approved by a majority of the disinterested members of the board of directors. If the Claimant is an officer or employee of the corporation, the determination required by this paragraph may be made by the chief executive officer of the corporation or his designee.

                  Section 7.6. Suits by Claimant. If a claim under Section 7.1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, or a demand for advances is not paid within 60 days of receipt by the corporation of such demand accompanied by an undertaking as described in Section 7.4, the Claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or demand. It shall be a defense to any such action that the Claimant's liabilities or litigation expenses were incurred on account of activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation, or were unreasonable, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its disinterested directors, independent legal counsel, shareholders or the chief executive officer or his designee, if applicable) to have made a determination prior to the commencement of such action that indemnification of the Claimant is proper in the circumstances, nor an actual determination by the corporation (including its disinterested directors, independent legal counsel, shareholders or the chief executive officer or the chief executive officer's designee, if applicable) that the Claimant had not met such applicable standard of conduct shall be a defense to the action or create a presumption that Claimant has not met the applicable standard of conduct.


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



                  Section 7.7. Consideration; Personal Representatives and Other Remedies. Any Claimant who during such time as this Article or corresponding provisions of predecessor bylaws is or has been in effect serves or has served in any of the capacities described in Section 7.1 shall be deemed to be doing so or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein or therein. The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any Claimant hereunder, and the right shall not be exclusive of any other rights to which the Claimant or legal representative may be entitled apart from this Article.

                  Section 7.8. Scope of Indemnification Rights. The rights granted herein shall not be limited by the provisions of Section 55-8-51 of the General Statutes of North Carolina or any successor statute.



                                    ARTICLE 8

                               GENERAL PROVISIONS

                  Section 8.1. Dividends and other Distributions. The board of directors may from time to time declare and the corporation may pay dividends or make other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law. If the board of directors does not fix the record date for determining shareholders entitled to a distribution, the record date shall be the date the board of directors authorizes the distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares, for which no record date is required to be fixed).

                  Section 8.2. Seal. The seal of the corporation shall be any form approved from time to time or at any time by the board of directors. The seal may be affixed to any document by the secretary, any assistant secretary, or any other person or persons specifically authorized by the board of directors or the chief executive officer.

                  Section 8.3. Waiver of Notice. Whenever notice is required to be given to a shareholder, director or other person under the provisions of these bylaws, the articles of incorporation or applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the date and time stated in the notice, and delivered to the corporation shall be equivalent to giving the notice.

                  Section 8.4. Checks. All checks, drafts or orders for the payment of money shall be signed by the officer or officers or other individuals that the board of directors or chief executive officer may from time to time authorize.

                  Section 8.5. Fiscal Year. The fiscal year of the corporation shall be the calendar year or such other period fixed by the board of directors.

                  Section 8.6. Amendments. Unless otherwise provided in the articles of incorporation or a bylaw adopted by the shareholders or by law, these bylaws may be amended or repealed by the board of directors, except that a bylaw adopted, amended or repealed by the shareholders may not be

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


readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally. These bylaws may be amended or repealed by the shareholders even though the bylaws may also be amended or repealed by the board of directors. A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (a) if originally adopted by the shareholders, only by the shareholders, unless such bylaw as originally adopted by the shareholders provides that such bylaw may be amended or repealed by the board of directors or (b) if originally adopted by the board of directors, either by the shareholders or by the board of directors. A bylaw that fixes a greater quorum or voting requirement may not be adopted by the board of directors by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such bylaw or prescribed by the shareholders.

                  Section 8.7. Applicability of Antitakeover Statutes. The provisions of Article 9 of the North Carolina Business Corporation Act, entitled "Shareholder Protection Act," shall not be applicable to the corporation.



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